                                                                    EXHIBIT 10.1









                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                                 BLUESUIT, INC.,

                                       AND

                              STOCKWALK GROUP, INC.



                             DATED FEBRUARY 26, 2001













                                 Exhibit 10.1-1

                                TABLE OF CONTENTS


                                                                                                     PAGE
                                                  ARTICLE 1
                                                 DEFINITIONS
                                                 -----------
Section 1.1        Agreement......................................................................     1
Section 1.2        Amended and Restated Registration Rights Agreement.............................     1
Section 1.3        Asset Purchase.................................................................     2
Section 1.4        BLUESUIT.......................................................................     2
Section 1.5        BLUESUIT Common Stock..........................................................     2
Section 1.6        BLUESUIT Preferred Stock.......................................................     2
Section 1.7        Business.......................................................................     2
Section 1.8        Closing........................................................................     2
Section 1.9        Deferred Payments..............................................................     2
Section 1.10       ERISA..........................................................................     2
Section 1.11       Escrow.........................................................................     2
Section 1.12       Escrow Agent...................................................................     2
Section 1.13       Escrow Agreement...............................................................     2
Section 1.14       GMACIS Agreement...............................................................     2
Section 1.15       Governmental Authorizations....................................................     2
Section 1.16       Intellectual Property..........................................................     2
Section 1.17       Knowledge of BLUESUIT..........................................................     3
Section 1.18       Knowledge of STOCKWALK.........................................................     3
Section 1.19       Material Adverse Effect........................................................     3
Section 1.20       OBS............................................................................     3
Section 1.21       OBS Common Stock...............................................................     3
Section 1.22       Person.........................................................................     3
Section 1.23       Purchased Assets...............................................................     3
Section 1.24       Shareholders Agreement.........................................................     3
Section 1.25       Shares.........................................................................     3
Section 1.26       Software.......................................................................     3
Section 1.27       STOCKWALK......................................................................     3
Section 1.28       STOCKWALK Taxpayers............................................................     3
Section 1.29       Survival Period................................................................     4
Section 1.30       Transition Services Agreement..................................................     4



                                                ARTICLE 2
                                           THE ASSET PURCHASE
                                           ------------------

Section 2.1        The Asset Purchase.............................................................     4
Section 2.2        Closing........................................................................     4


                                 EXHIBIT 10.1-2


                                                    ARTICLE 3
                                     CONSIDERATION, ESCROW AND LIQUIDATED DAMAGES
                                     --------------------------------------------
Section 3.1        Consideration for OBS Common Stock.............................................     4
Section 3.2        Escrow.........................................................................     5
Section 3.3        Liquidated Damages.............................................................     5


                                                    ARTICLE 4
                                  REPRESENTATIONS AND WARRANTIES OF STOCKWALK
                                  -------------------------------------------

Section 4.1        Organization...................................................................     6
Section 4.2        Capitalization.................................................................     6
Section 4.3        Subsidiaries and Affiliates....................................................     6
Section 4.4        Authority Relative to this Agreement...........................................     6
Section 4.5        Non-Contravention; Approvals and Consents......................................     6
Section 4.6        Financial Statements; Net Capital..............................................     7
Section 4.7        Absence of Certain Events......................................................     7
Section 4.8        Litigation.....................................................................     7
Section 4.9        Employee Benefit Plans.........................................................     8
Section 4.10       Tax Matters....................................................................     8
Section 4.11       Purchased Assets...............................................................     9
Section 4.12       Real Property..................................................................     9
Section 4.13       Compliance with Applicable Laws................................................     9
Section 4.14       Absence of Undisclosed Liabilities.............................................     9
Section 4.15       Intellectual Property..........................................................     9
Section 4.16       Software and Information Systems...............................................     10
Section 4.17       Contracts......................................................................     10
Section 4.18       Books and Records..............................................................     10
Section 4.19       Employees......................................................................     10
Section 4.20       Insurance......................................................................     11
Section 4.21       Intercompany Indebtedness......................................................     11
Section 4.22       Restrictions on Shares.........................................................     11
Section 4.23       Broker's or Finder's Fees......................................................     12
Section 4.24       Disclosure.....................................................................     12


                                                  ARTICLE 5
                                  REPRESENTATIONS AND WARRANTIES OF BLUESUIT
                                  ------------------------------------------

Section 5.1        Organization...................................................................     13
Section 5.2        Capitalization.................................................................     13
Section 5.3        Authority Relative to this Agreement...........................................     13
Section 5.4        Non-Contravention; Approvals and Consents......................................     13
Section 5.5        Financial Statements...........................................................     14


                                 EXHIBIT 10.1-3



Section 5.6        Absence of Certain Events......................................................     14
Section 5.7        Litigation.....................................................................     14
Section 5.8        Compliance with Applicable Laws................................................     15
Section 5.9        Absence of Undisclosed Liabilities.............................................     15
Section 5.10       Broker's or Finder's Fees......................................................     15
Section 5.11       Disclosure.....................................................................     15


                                                   ARTICLE 6
                                                   COVENANTS
                                                   ---------

Section 6.1        Conduct of Business of OBS.....................................................     15
Section 6.2        Access to Information..........................................................     17
Section 6.3        Best Efforts...................................................................     17
Section 6.4        Transfer of Contracts..........................................................     17
Section 6.5        Consents.......................................................................     17
Section 6.6        Public Announcements...........................................................     17
Section 6.7        GMACIS Agreement...............................................................     17
Section 6.8        Covenant Not to Compete........................................................     18
Section 6.9        NASD Warrants..................................................................     18


                                                          ARTICLE 7
                                    CONDITIONS PRECEDENT TO CONSUMMATION OF THE ASSET PURCHASE
                                    ----------------------------------------------------------


Section 7.1        Conditions Precedent to Each Party's Obligation to Effect the
                   Asset Purchase.................................................................     18
Section 7.2        Conditions Precedent to Obligations of BLUESUIT ...............................     18
Section 7.3        Conditions Precedent to Obligations of STOCKWALK...............................     20


                                                          ARTICLE 8
                                                       INDEMNIFICATION
                                                       ---------------

Section 8.1        Indemnification of BLUESUIT ...................................................     21
Section 8.2        Indemnification of STOCKWALK...................................................     22
Section 8.3        Indemnification Claims Minimum.................................................     22
Section 8.4        Survival of Representations, Warranties and Covenants..........................     22
Section 8.5        Indemnification Procedure......................................................     22


                                                         ARTICLE 9
                                             TERMINATION: AMENDMENT; WAIVER
                                             ------------------------------

Section 9.1        Termination....................................................................     23
Section 9.2        Effect of Termination..........................................................     23
Section 9.3        Amendment......................................................................     24

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                                 EXHIBIT 10.1-4




Section 9.4        Extension; Waiver..............................................................     24



                                                       ARTICLE 10
                                                     MISCELLANEOUS
                                                     -------------

Section 10.1       Expenses.......................................................................     24
Section 10.2       Entire Agreement; Assignment...................................................     24
Section 10.3       Notices........................................................................     24
Section 10.4       Governing Law..................................................................     25
Section 10.5       Descriptive Headings...........................................................     25
Section 10.6       Parties in Interest............................................................     25
Section 10.7       Counterparts...................................................................     25
Section 10.8       Specific Performance...........................................................     25
Section 10.9       Severability...................................................................     25
Section 10.10      Disclosure Schedules...........................................................     26
Section 10.11      Non-Solicitation of Employees..................................................     26


                                 EXHIBIT 10.1-5



                                    EXHIBITS
                                    --------

Exhibit A          Amended and Restated Registration Rights Agreement
Exhibit B          Transition Services Agreement
Exhibit C          Escrow Agreement
Exhibit D          Opinion of Leonard, Street and Deinard, P.A. on behalf of STOCKWALK
Exhibit E          Amended and Restated Shareholders Agreement
Exhibit F          Opinion of Ungaretti & Harris on behalf of BLUESUIT
Exhibit G          GMACIS Agreement
Exhibit H          Estoppel Certificate
Exhibit I          STOCKWALK Secretary's Certificate
Exhibit J          STOCKWALK Officer's Certificate
Exhibit K          BLUESUIT Secretary's Certificate
Exhibit L          BLUESUIT Officer's Certificate
Exhibit M          Exceptions to Covenant Not to Compete

                                   SCHEDULES
                                   ---------

Schedule 1.3       OBS Stock
Schedule 2.1       Purchased Assets
Schedule 4.3       Absence of Subsidiaries and Affiliates
Schedule 4.5       Consents
Schedule 4.7       Certain Events
Schedule 4.8       Litigation
Schedule 4.9       Benefit Plans
Schedule 4.10      Tax Matters
Schedule 4.13      Compliance with Applicable Laws
Schedule 4.14      Undisclosed Liabilities
Schedule 4.15      Intellectual Property
Schedule 4.16      Software
Schedule 4.17      Contracts
Schedule 4.19      Employees
Schedule 4.20      Insurance
Schedule 4.23      Broker's or Finder's Fees
Schedule 5.2       BLUESUIT Capitalization
Schedule 5.6       Certain Events
Schedule 5.7       Litigation
Schedule 5.8       Compliance with Applicable Laws
Schedule 5.9       Undisclosed Liabilities
Schedule 6.8       Contemplated Business of OBS


                                 EXHIBIT 10.1-6

                            ASSET PURCHASE AGREEMENT


         This ASSET PURCHASE AGREEMENT (this "Agreement"), dated February 26, 2001, is made and entered into by and between BLUESUIT, INC., an Illinois corporation ("BLUESUIT") and STOCKWALK GROUP, INC., a Minnesota corporation ("STOCKWALK").

                              W I T N E S S E T H:

         WHEREAS, STOCKWALK owns all of the issued and outstanding capital stock of ONLINE BROKERAGE SOLUTIONS, INC., a Minnesota corporation ("OBS"), which provides both customized and gray-label (a site typically produced by or on behalf of OBS for a reseller pursuant to which non-customized online brokerage trading sites are resold to its institutional clients, such as banks, credit unions, or other financial institutions which can be modified with limited effort) brokerage services to financial institutions, affinity groups and Internet portals, which are marketed either directly to financial institutions or through providers of online financial services. (the "Business"); and

         WHEREAS, BLUESUIT, through its wholly-owned subsidiary BLUESUIT SECURITIES, INC. ("BLUESUIT SECURITIES"), is engaged in a business similar to the Business and wishes to purchase from STOCKWALK and STOCKWALK wishes to sell to BLUESUIT all of the outstanding capital stock of OBS, together with certain assets of STOCKWALK used by OBS in the Business; and

         WHEREAS, the respective Boards of Directors of BLUESUIT and STOCKWALK have approved the purchase and sale of such capital stock and assets, upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants, agreements and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


                                    ARTICLE 1
                                  DEFINITIONS

         Section 1.1 AGREEMENT. "Agreement" shall mean this Asset Purchase Agreement together with the Exhibits and Schedules attached hereto, as amended from time to time in accordance with the terms hereof.

         Section 1.2 AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT. "Amended and Restated Registration Rights Agreement" shall mean the agreement in the form of Exhibit A hereto granting STOCKWALK certain registration rights with respect to the Shares (as defined below).


                                 EXHIBIT 10.1-7

         Section 1.3 ASSET PURCHASE. "Asset Purchase" shall mean the purchase by BLUESUIT of (i) the shares of OBS Common Stock described on Schedule 1.3 hereto (the "OBS Shares"); and (ii) the assets of STOCKWALK listed on Schedule 2.1 hereto (the "Purchased Assets").

         Section 1.4 BLUESUIT. "BLUESUIT" shall mean BLUESUIT, INC., an Illinois corporation.

         Section 1.5 BLUESUIT COMMON STOCK. "BLUESUIT Common Stock" shall mean the common stock, without par value, of BLUESUIT.

         Section 1.6 BLUESUIT PREFERRED STOCK. "BLUESUIT Preferred Stock" shall mean the Series A Convertible Preferred Stock, without par value, of BLUESUIT.

         Section 1.7 BUSINESS. "Business" shall have the meaning ascribed to it in the first recital above.

         Section 1.8 CLOSING. "Closing" shall have the meaning ascribed to it in
Section 2.2 hereof.

         Section 1.9 DEFERRED PAYMENTS. "Deferred Payments" shall have the meaning ascribed to it in Section 3.1 hereof.

         Section 1.10 ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         Section 1.11 ESCROW. "Escrow" shall have the meaning ascribed to it in
Section 3.2 hereof.

         Section 1.12 ESCROW AGENT. "Escrow Agent" shall have the meaning ascribed to it in Section 3.2 hereof.

         Section 1.13 ESCROW AGREEMENT. "Escrow Agreement" shall have the meaning ascribed to it in Section 3.2 hereof.

         Section 1.14 GMACIS AGREEMENT. "GMACIS Agreement" shall have the meaning ascribed to it in Section 3.2(b)(iii) hereof.

         Section 1.15 GOVERNMENTAL AUTHORIZATIONS. "Governmental Authorizations" shall mean all approvals, concessions, consents, franchises, licenses, permits, plans, registrations and other authorizations of each applicable governmental and self regulatory authority.

         Section 1.16 INTELLECTUAL PROPERTY. "Intellectual Property" shall have the meaning ascribed to it in Section 4.15 hereof.


                                 EXHIBIT 10.1-8

         Section 1.17 KNOWLEDGE OF BLUESUIT. "Knowledge of BLUESUIT" shall mean that any of the directors or officers of BLUESUIT (i) is actually aware of a particular fact, facts or other matters or (ii) should reasonably be expected to be aware, after due inquiry, of a particular fact, facts or other matters by reason of his duties as a director or officer thereof.

         Section 1.18 KNOWLEDGE OF STOCKWALK. "Knowledge of STOCKWALK" shall mean that any of the directors or officers of each of STOCKWALK and OBS (i) is actually aware of a particular fact, facts, or other matters or (ii) should reasonably be expected to be aware, after due inquiry, of a particular fact, facts or other matters by reason of his duties as a director or officer thereof.

         Section 1.19 MATERIAL ADVERSE EFFECT. "Material Adverse Effect" shall mean, with respect to any Person, any event, fact, condition, occurrence or effect, which is materially adverse to the business, properties, assets, liabilities, capitalization, stockholders' equity, financial condition, operations, Governmental Authorizations or results of operations of such Person, considered as a whole.

         Section 1.20 OBS. "OBS" shall mean Online Brokerage Solutions, Inc., a Minnesota corporation.

         Section 1.21 OBS COMMON STOCK. "OBS Common Stock" shall mean the common stock, par value $.10 per share, of OBS.

         Section 1.22 PERSON. "Person" shall mean and include an individual, a partnership, a joint venture, a corporation or trust, an unincorporated organization or other entity, a group or a government or other department or agency thereof.

         Section 1.23 PURCHASED ASSETS. "Purchased Assets" shall have the meaning ascribed to it in Section 1.3 hereof.

         Section 1.24 SHAREHOLDERS AGREEMENT. "Shareholders Agreement" shall mean that Amended and Restated Shareholders Agreement among the shareholders of BLUESUIT attached as Exhibit E hereto.

         Section 1.25 SHARES. "Shares" shall have the meaning ascribed to it in
Section 3.1(b) hereof.

         Section 1.26 SOFTWARE. "Software" shall have meaning ascribed to it in
Section 4.16 hereof.

         Section 1.27 STOCKWALK. "STOCKWALK" shall mean STOCKWALK GROUP, INC., a Minnesota corporation.

         Section 1.28 STOCKWALK TAXPAYERS. "STOCKWALK Taxpayers" shall have the meaning ascribed to it in Section 4.10 hereof.


                                 EXHIBIT 10.1-9

         Section 1.29 SURVIVAL PERIOD. "Survival Period" shall have the meaning ascribed to it in Section 8.4 hereof.

         Section 1.30 TRANSITION SERVICES AGREEMENT. "Transition Services Agreement" shall mean the agreement in the form of Exhibit B hereto pursuant to which, among other things, STOCKWALK and certain of its affiliates shall provide transitional services to BLUESUIT and OBS relating to the conduct of the Business by OBS following the Closing Date for the term of such agreement.


                                    ARTICLE 2
                               THE ASSET PURCHASE

         Section 2.1. THE ASSET PURCHASE. Subject to and in accordance with the terms and conditions of this Agreement, on the Closing Date (as defined below), BLUESUIT shall purchase from STOCKWALK and STOCKWALK shall sell to BLUESUIT all of the OBS Shares and the Purchased Assets.


         Section 2.2. CLOSING. Unless this Agreement is terminated and the transactions herein contemplated have been abandoned pursuant to Article 9, and subject to the satisfaction or waiver (where applicable) of the conditions set forth in Article 7, the closing of the Asset Purchase (the "Closing") will take place at the offices of Ungaretti & Harris, 3500 Three First National Plaza, Chicago, Illinois 60602 at 10:00 a.m., local time, on February 26, 2001 or such other date as the parties shall mutually agree in writing (the "Closing Date").


                                    ARTICLE 3
                  CONSIDERATION, ESCROW AND LIQUIDATED DAMAGES

         Section 3.1 CONSIDERATION FOR OBS COMMON STOCK AND PURCHASED ASSETS. BLUESUIT will purchase all of the OBS Shares and the Purchased Assets from STOCKWALK in return for the following consideration:

              (a) Cash. BLUESUIT will make a payment of cash to STOCKWALK in the amount of $2,000,000 (the "Cash"). The Cash will be deposited into Escrow upon execution of this Agreement and released to STOCKWALK as follows:

                   (i) a payment in the amount of $1,800,000 will be made at the
              Closing; and

                   (ii) a payment in the amount of $200,000 will be made after the Transition Period (as defined in the Transition Services Agreement) in accordance with the terms of the Escrow Agreement.

              (b) Preferred Stock. BLUESUIT will issue shares of BLUESUIT Preferred Stock (the "Shares"), valued at $6.00 per share, to STOCKWALK as follows:

                                EXHIBIT 10.1-10

                   (i) 300,000 Shares, valued at $1,800,000, will be issued to
              STOCKWALK at the Closing;

                   (ii) 33,334 Shares, valued at $200,004, will be issued to
              STOCKWALK concurrently with the cash payment described in Section 3.1(a)(ii) above; and

                   (iii) 83,333 Shares, valued at $499,998, will be issued to
              STOCKWALK upon the execution of an agreement between OBS and GMAC Investment Services or any other related or affiliated entity ("GMACIS") to provide brokerage services to GMACIS on substantially similar terms as those set forth in the draft agreement attached hereto as Exhibit G ("GMACIS Agreement"), provided that such execution occurs within six (6) months of the Closing Date (assuming that OBS works in good faith to have such agreement executed on or before such date).

         BLUESUIT agrees that STOCKWALK shall have the registration rights with respect to the Shares as set forth in the Amended and Restated Registration Rights Agreement. The Cash payment described in Section 3.1(a)(ii) above and the Shares described in Sections 3.1(b)(ii) and (iii) above are collectively referred to as the "Deferred Payments".

         Section 3.2 ESCROW. Concurrently with the execution of this Agreement, the parties will execute an escrow agreement in the form of Exhibit C hereto (the "Escrow Agreement") with Associated Bank Minnesota, as escrow agent (the "Escrow Agent"), pursuant to which BLUESUIT will deposit with the Escrow Agent the sum of $2,000,000 (the "Escrow") to be distributed as provided therein.

         Section 3.3 LIQUIDATED DAMAGES. If the Closing does not occur on or before February 26, 2001 for any reason other than the non-fulfillment of the conditions precedent to the obligations of BLUESUIT set forth in Section 7.1 or 7.2, and STOCKWALK elects to terminate this Agreement pursuant to Section 9.1(b), STOCKWALK will automatically be entitled to, as its sole remedy, a payment from the Escrow in the sum of $200,000 as liquidated damages. The parties hereto agree that such liquidated damages are fair and reasonable in light of the circumstances.


                                    ARTICLE 4
             REPRESENTATIONS, WARRANTIES AND COVENANTS OF STOCKWALK

         As an inducement to enter into this Agreement, STOCKWALK represents and warrants to BLUESUIT as follows:

         Section 4.1 ORGANIZATION. Each of STOCKWALK and OBS is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and

                                EXHIBIT 10.1-11
each has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

         Section 4.2 CAPITALIZATION. OBS's authorized equity capitalization consists of 250,000 shares of OBS Common Stock, of which 31,500 shares of OBS Common Stock are issued and outstanding and are owned, beneficially and of record, solely by STOCKWALK. All issued and outstanding shares of OBS Common Stock (a) have been duly authorized and validly issued, and (b) are fully paid and non-assessable. There are no outstanding options, warrants, subscriptions, preemptive rights or other rights to purchase or acquire any capital stock of OBS, and there are no contracts, commitments, understandings, arrangements or restrictions by which OBS is bound to sell or issue any shares of its capital stock or any such options, warrants or rights.

         Section 4.3 SUBSIDIARIES AND AFFILIATES. Except as set forth on
Schedule 4.3, OBS does not own any capital stock or other equity securities of any other corporation and does not have any other type of ownership interest in any other corporation, partnership, joint venture or other business organization or entity.

         Section 4.4 AUTHORITY RELATIVE TO THIS AGREEMENT. The execution, delivery and performance of this Agreement and of all of the other documents and instruments required hereby by STOCKWALK and OBS are within the corporate power of STOCKWALK and OBS. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Boards of Directors of STOCKWALK and OBS and by STOCKWALK as the shareholder of OBS, and no other corporate proceedings on the part of STOCKWALK or OBS are necessary to authorize this Agreement or to consummate the transactions contemplated herein. This Agreement and all of the other documents and instruments required hereby have been or will be duly and validly executed and delivered by STOCKWALK and OBS and constitute or will constitute valid and binding agreements of STOCKWALK and OBS, enforceable against them in accordance with their respective terms, except to the extent that the enforcement hereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and
(b) general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

        Section 4.5 NON-CONTRAVENTION; APPROVALS AND CONSENTS. Except for filings required under Rule 1017 of the National Association of Securities Dealers, Inc. (the "NASD"), and except as set forth on Schedule 4.5 hereto, no filing or registration with, and no permit, authorization, consent or approval of, and no notice to any public body or authority is necessary or required in connection with the execution and delivery of this Agreement by STOCKWALK or for the consummation by STOCKWALK or STOCKWALK on behalf of OBS of the transactions contemplated by this Agreement. Assuming that all filings, registrations, permits, authorizations, consents and approvals contemplated by the immediately preceding sentence have been duly made or obtained, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by STOCKWALK or STOCKWALK on behalf of OBS will, except as set forth on Schedule 4.5, (a) conflict with or result in any breach of any provision of the articles of incorporation or by-laws of STOCKWALK or OBS, (b) result in a violation or breach of, or constitute (with or without due

                                EXHIBIT 10.1-12
notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which STOCKWALK or OBS is a party or by which either of them or any of their properties or assets may be bound, or
(c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to STOCKWALK or OBS, or any of their properties or assets except, in the case of subsections (b) or (c) above, for violations, breaches or defaults that would not in the aggregate have a Material Adverse Effect on the business, operations or financial condition of STOCKWALK or OBS and that will not prevent or delay the consummation of the transactions contemplated hereby.

         Section 4.6 FINANCIAL STATEMENTS; NET CAPITAL. OBS has delivered to BLUESUIT copies of its FOCUS reports under Section 17a-1 of the Securities Exchange Act of 1934, as amended, for the fiscal quarters ended March 31, June 30, September 30 and December 31, 2000 (collectively, the "FOCUS Reports"). The financial statements included in the FOCUS Reports fairly present the financial position and results of operations of OBS as of the dates thereof and for the periods then ended. The minimum net capital required to be maintained by OBS under Securities and Exchange Commission Rule 15c3-1 is $50,000 (exclusive of any early warning notification requirement).

         Section 4.7 ABSENCE OF CERTAIN EVENTS. Except as set forth on Schedule
4.7 hereto, since December 31, 2000, there has not been: (a) any event or occurrence that would have a Material Adverse Effect on OBS or the Purchased Assets; (b) any entry into any agreement or understanding between OBS and any of its executive officers or key employees, providing for employment of any such officer or key employee or any material increase in the compensation, severance or termination benefits payable or to become payable by OBS to any of its officers or key employees, or any material increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement; (c) any mortgage, pledge, lien or encumbrance made on any of the properties or assets of OBS; (d) any damage, destruction or loss to the properties or business of OBS, whether covered by insurance or not, that would have a Material Adverse Effect on OBS; (e) any cancellation by OBS of any debts or waiver by OBS of any claims of substantial value, except in the normal course of business; (f) any sale, transfer or other disposition of tangible assets of OBS except in the normal course of business; (g) any sale, transfer or other disposition of any Intellectual Property of OBS; (h) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the OBS Common Stock; (i) any split, combination or reclassification of any of the capital stock of OBS or any issuance or authorization of any issuance of any other securities in respect of, in lieu of, or in substitution for, shares of OBS capital stock; or (j) any agreement to do any of the foregoing.

         Section 4.8 LITIGATION. Except as set forth on Schedule 4.8 hereto, there is no action, suit, proceeding or, to the Knowledge of STOCKWALK, investigation pending or, to the Knowledge of STOCKWALK, threatened against OBS at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality. Neither STOCKWALK nor OBS is subject to any order, judgment or decree that would materially limit the ability of OBS to operate its business in the ordinary course or the ability of STOCKWALK to consummate the transactions contemplated hereby.

                                EXHIBIT 10.1-13

         Section 4.9 EMPLOYEE BENEFIT PLANS.

              (a) Other than as set forth on Schedule 4.9, OBS does not sponsor or maintain and has not sponsored or maintained, and is not and has not been a signatory party to, any of the following types of plans, agreements or arrangements for the benefit of its employees:

                   (i) any "employee benefit plan" as defined in Section 3(3) of ERISA, or

                   (ii) any other deferred or incentive compensation, stock or stock option, severance or salary continuation, medical, life, AD&D, vacation, sick leave or other fringe benefit or insurance plan, agreement or arrangement.

              (b) Schedule 4.9 hereto includes a complete and correct list of all plans, agreements or arrangements sponsored or maintained by STOCKWALK pursuant to which employees of OBS are provided with retirement, health and fringe benefits (including severance, vacation and sick leave benefits).

              (c) OBS has made contributions to or been charged with liabilities on its financial statements with respect to, or will make contributions and incur such charges, to or with respect to each plan, agreement or arrangement listed on Schedule 4.9, for amounts due with respect to or the costs of all retirement, health and fringe benefits provided or to be provided to its employees attributable to all of their employment by OBS prior to the Closing Date.

         Section 4.10 TAX MATTERS. Except as set forth in Schedule 4.10, (a) STOCKWALK, for itself and on behalf of OBS, and its other subsidiaries and/or affiliates, in each case, that have been included in STOCKWALK's Federal consolidated income tax return (collectively, the "STOCKWALK Taxpayers") has caused to be filed or (in the case of returns or reports not yet due) will file all tax returns and reports required to have been filed by or for it before the Closing Date, (b) the STOCKWALK Taxpayers have paid or made adequate provision for or (with respect to returns or reports not yet filed) before the Closing Date will pay or make adequate provision for all taxes, additions to tax, penalties and interest shown as due on those returns or reports pursuant to any assessments received with respect to those returns or reports, (c) the STOCKWALK Taxpayers have collected or withheld, or will collect or withhold before the Closing Date, all amounts required to be collected or withheld by the STOCKWALK Taxpayers for any taxes, and all such amounts have been, or before the Closing Date will have been, paid to the appropriate governmental agencies or set aside in appropriate accounts for future payment when due; and (d) none of the STOCKWALK Taxpayers has granted (nor is it subject to) any waiver of the period of limitations for the assessment of tax for any currently open taxable period, and no unpaid tax deficiency has been asserted against or with respect to any of the STOCKWALK Taxpayers by any taxing authority.

                                EXHIBIT 10.1-14

         Section 4.11 PURCHASED ASSETS. Except as set forth in Schedule 2.1, all of the Purchased Assets are in good condition and working order, subject to normal wear and tear. STOCKWALK has good and marketable title to all of the Purchased Assets, free and clear of any liens, claims, mortgages, or other encumbrances. There are no financing statements designating STOCKWALK or OBS as Debtor in relation to the Purchased Assets or the Business. To the Knowledge of STOCKWALK, the Purchased Assets represent all of the assets necessary for OBS to conduct the Business.

         Section 4.12 REAL PROPERTY. OBS neither owns nor leases any real property.

         Section 4.13  COMPLIANCE WITH APPLICABLE LAWS.

              (a) Except as set forth on Schedule 4.13 hereto, the conduct of OBS's Business does not violate or infringe upon any federal, state or local law, rule or regulation, the failure to comply with which would have a Material Adverse Effect on OBS.

              (b) OBS has obtained all Governmental Authorizations which are necessary for the conduct of its Business as now conducted or which, if not obtained and maintained, could singly or in the aggregate, have any Material Adverse Effect on OBS. Without limiting the generality of the foregoing, OBS is a registered broker-dealer with the Securities Exchange Commission and the securities regulatory authorities of all U.S. states and is a member with the NASD. No Governmental Authorization is the subject of any pending or, to the Knowledge of STOCKWALK, threatened revocation, suspension or termination or any other enforcement proceeding. To the Knowledge of STOCKWALK, neither OBS nor any officer or director of OBS nor any other Person registered in any capacity on behalf of OBS with the NASD has been charged with, or is subject to any administrative proceeding for, any breach or violation of any applicable law, rule, regulation or Governmental Authorization requiring disclosure on OBS' Form BD or in any such Person's Form U-4 on file with the NASD, which has not been so disclosed as of the date hereof.

         Section 4.14 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth on
Schedule 4.14, OBS does not have any material liabilities or obligations of any kind, whether absolute, accrued, asserted or unasserted, contingent or otherwise, except liabilities, obligations or contingencies that are accrued or reserved against in the balance sheet of OBS included in its most recent FOCUS Report, or that were incurred after the date of such balance sheet in the ordinary course of business and consistent with past practices, none of which, individually, was material.

         Section 4.15 INTELLECTUAL PROPERTY. Schedule 4.15 sets forth an accurate, correct and complete list and summary description of all trademarks, trademark rights, trade names, trade styles, trade dress, product designations, service marks, copyrights, domain names and applications for any of the foregoing, used, owned or granted by or to Stockwalk or OBS (the "Intellectual Property"). Schedule 4.15 sets forth an accurate, correct and complete list and summary description of all licenses and other agreements relating to any Intellectual Property. Except as set forth in Schedule 4.15, with respect to the Intellectual Property, (a) none of the

                                EXHIBIT 10.1-15

Intellectual Property interferes with, infringes upon, conflicts with or otherwise violates the rights of others or is being interfered with or infringed upon by others; (b) none is subject to any outstanding order, decree, judgment, stipulation or charge; (c) the Intellectual Property constitutes all such assets, properties and rights which are used in or necessary for the conduct of OBS's Business. None of the rights of OBS in and to the Intellectual Property will be affected by the Asset Purchase as contemplated herein.

         Section 4.16 SOFTWARE AND INFORMATION SYSTEMS. OBS has all necessary right, title or interest, including, without limitation, the right to use, to all electronic data processing systems, information systems, computer software programs, program specifications, charts, procedures, source codes, input data, routines, data bases and report layouts and formats, record file layouts, diagrams, functional specifications and narrative descriptions, flow charts and other related material utilized by OBS in the Business (collectively, the "Software"). Schedule 4.16 sets forth an accurate, correct and complete list and summary description of all Software owned or leased by OBS and identifies (i) Software which is owned by OBS and any licenses thereof; (ii) Software which is licensed to OBS and whether any copies of such licensed Software have been made;
(iii) any other Software in which OBS has any use, possessory or proprietary rights; and (iv) all pending Software development projects, together with an identification of the persons undertaking such projects.

         Section 4.17 CONTRACTS. Schedule 4.17 attached hereto is a true and complete list of all contracts, agreements, leases, relationships and commitments, written or oral, to which OBS is a party or to which STOCKWALK is a party relating to the Business of OBS (collectively, the "Contracts"). Except for those which are to be performed after the date hereof, OBS has performed each material term, covenant and condition of each of the Contracts. No event has occurred that would, with the passage of time or compliance with any applicable notice requirements, constitute a material default by OBS, STOCKWALK or, to the Knowledge of STOCKWALK, any other party under any of the Contracts, and, to the Knowledge of STOCKWALK, such contracts are in full force and effect and no party to any of such Contracts intends to cancel, terminate or exercise any option under any of such Contracts, the result of which would have a Material Adverse Effect on OBS.

         Section 4.18 BOOKS AND RECORDS. The corporate records of OBS related to the operations of OBS are in all material respects complete and correct and have been maintained in accordance with good business practices.

         Section 4.19 EMPLOYEES. Schedule 4.19 hereto sets forth a complete and accurate list of all employees of OBS showing for each: name, current job title or description, current salary level (including any bonus or deferred compensation arrangements) and any bonus, commission or other remuneration paid during fiscal year 2000, and describing any existing contractual arrangement with such employee; provided, however, that following the date of this Agreement, STOCKWALK makes no representation that any of the employees set forth on Schedule 4.19 hereof will remain employed with OBS.

         Section 4.20 INSURANCE. Schedule 4.20 lists for each policy or binder of insurance currently in effect covering the conduct of OBS's business, the insurer, policy number, term,

                                EXHIBIT 10.1-16
amounts or limits of liability, and annual premium. A true and correct copy of each such policy or binder of insurance has been made available to BLUESUIT. Neither OBS nor STOCKWALK on behalf of OBS has had any application for insurance pertaining to OBS rejected, cancelled or withdrawn. Neither OBS nor STOCKWALK is in default with respect to any provision contained in any such insurance policy nor has it failed to give any notice or present any claim thereunder in a due and timely fashion. Neither OBS nor STOCKWALK on behalf of OBS has received any notice from or on behalf of any insurance carrier presently providing insurance with respect to OBS that insurance rates will be substantially increased, or that there will be no renewal of any policy presently in effect, or that material alterations to any of the properties or business operations of OBS are required by such carrier.

         Section 4.21 INTERCOMPANY INDEBTEDNESS. As of the Closing Date, there will be no amounts owed to STOCKWALK from OBS or to OBS from STOCKWALK.

         Section 4.22 RESTRICTION ON SHARES.

              (a) Investment Intent. STOCKWALK represents that it is receiving the Shares pursuant to this Agreement for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof. Further, STOCKWALK understands and acknowledges that the offering of the Shares pursuant to this Agreement will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration under the Securities Act, and that BLUESUIT's reliance upon such exemptions is predicated upon STOCKWALK's representations set forth in this Agreement. Subject to the terms of the Amended and Restated Registration Rights Agreement, STOCKWALK acknowledges and understands that the Shares must be held indefinitely unless the Shares are subsequently registered under the Securities Act and qualified under applicable blue sky laws or an exemption from such registration and such qualification is available. STOCKWALK further acknowledges and understands that BLUESUIT has no present intention to register any of the Shares under the Securities Act.

              (b) No Transfer. STOCKWALK covenants that in no event will it dispose of any of the Shares (other than in conjunction with an effective registration statement for the Shares under the Securities Act or in compliance with Rule 144 promulgated under the Securities Act if and when Rule 144 is available) unless and until (i) BLUESUIT has been notified of the proposed disposition, and (ii) if reasonably requested by BLUESUIT, STOCKWALK shall have furnished BLUESUIT with an opinion of counsel reasonably satisfactory in form and substance to BLUESUIT to the effect that registration under the Securities Act or compliance with Rule 144 promulgated under the Securities Act is not required.

              (c) Accredited Investor. STOCKWALK represents and warrants that it is an accredited investor within the meaning of Regulation D under the Securities Act.

                                EXHIBIT 10.1-17

                   (d) Legends. STOCKWALK acknowledges that each certificate
              representing the Shares will be endorsed with the following legend:

                    THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE SHARES MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED EXCEPT (i) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT, (ii) IN COMPLIANCE WITH RULE 144 OR (iii) PURSUANT TO AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED.

         Except as otherwise set forth herein, BLUESUIT need not register a transfer of legended Shares, and may also instruct its transfer agent not to register the transfer of the Shares, unless the conditions specified in the foregoing legend is satisfied.

         Section 4.23 BROKER'S OR FINDER'S FEES. Other than as set forth on
Schedule 4.23, neither STOCKWALK nor OBS has or will have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         Section 4.24 DISCLOSURE. No representation or warranty by STOCKWALK to BLUESUIT contained in this Agreement, and no statement contained in the Schedules referred to in Article 4 hereto or any certificate furnished to BLUESUIT pursuant to the provisions hereof, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein not misleading.


                                    ARTICLE 5
              REPRESENTATIONS, WARRANTIES AND COVENANTS OF BLUESUIT

         As an inducement to enter into this Agreement, BLUESUIT represents and warrants to STOCKWALK as follows:

         Section 5.1 ORGANIZATION. BLUESUIT is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

         Section 5.2 CAPITALIZATION. BLUESUIT's authorized equity capitalization consists of 20,000,000 shares of BLUESUIT Common Stock and 10,000,000 shares of preferred stock, of which 3,900,000 shares of BLUESUIT Common Stock and 1,766,667 shares of BLUESUIT

                                EXHIBIT 10.1-18

Preferred Stock are issued and outstanding and are owned by the Persons and in the amounts set forth on Schedule 5.2 hereto. An aggregate of 555,550 shares of BLUESUIT Common Stock are issuable upon exercise of options granted under stock option plans of BLUESUIT to the Persons, in the amounts and at the exercise prices set forth on Schedule 5.2 hereto. An aggregate of 3,700,000 shares of BLUESUIT Common Stock are issuable upon exercise of warrants granted by BLUESUIT to the Persons, in the amounts and at the exercise prices set forth on Schedule
5.2 hereto. All issued and outstanding shares of BLUESUIT capital stock (a) have been duly authorized and validly issued, and (b) are fully paid and non-assessable. Except for the issuance of the Shares, and except as described above in this Section 5.2, and other than the outstanding stock options, warrants and the other transactions set forth on Schedule 5.2, there are no outstanding options, warrants, subscriptions or other rights to purchase or acquire any capital stock of BLUESUIT, and there are no contracts, commitments, understandings, arrangements or restrictions by which BLUESUIT is bound to sell or issue any shares of its capital stock or any such options, warrants or rights.

         Section 5.3 AUTHORITY RELATIVE TO THIS AGREEMENT. The execution, delivery and performance of this Agreement and of all of the documents and instruments required hereby by BLUESUIT are within the corporate power of BLUESUIT. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of BLUESUIT and the shareholders of BLUESUIT, and no other corporate proceedings on the part of BLUESUIT are necessary to authorize this Agreement or to consummate the transactions contemplated herein. This Agreement and all of the other documents and instruments required hereby have been or will be duly and validly executed and delivered by BLUESUIT and constitute or will constitute valid and binding agreements of BLUESUIT, enforceable against it in accordance with its respective terms, except to the extent that the enforcement hereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and (b) general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

         Section 5.4 NON-CONTRAVENTION; APPROVALS AND CONSENTS. No filing or registration with, and no permit, authorization, consent or approval of, and no notice to any public body or authority is necessary or required in connection with the execution and delivery of this Agreement by BLUESUIT or for the consummation by BLUESUIT of the transactions contemplated by this Agreement. Assuming that all filings, registrations, permits, authorizations, consents and approvals contemplated by the immediately preceding sentence have been duly made or obtained, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by BLUESUIT will
(a) conflict with or result in any breach of any provision of the amended articles of incorporation or by-laws of BLUESUIT, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which BLUESUIT is a party or by which it or any of its properties or assets may be bound, or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to BLUESUIT or any of its properties or assets except, in the case of subsection (b) and (c) above, for violations, breaches or

                                EXHIBIT 10.1-19
defaults that would not in the aggregate have a Material Adverse Effect on the business, operations or financial condition of BLUESUIT and that will not prevent or delay the transactions contemplated hereby.

         Section 5.5 FINANCIAL STATEMENTS. BLUESUIT has delivered to STOCKWALK copies of the audited financial statements of BLUESUIT for the fiscal period ended June 30, 2000 and summary interim consolidated financial statements of BLUESUIT for the seven months ended January 31, 2001 (collectively, the "BLUESUIT Financials"). The BLUESUIT Financials, taken as a whole, fairly present the consolidated financial position and results of operations of BLUESUIT as of the dates thereof and for the periods then ended, and the BLUESUIT Financials have been prepared in accordance with generally accepted accounting principles, except with respect to the interim consolidated financial statements referred to above which only exclude footnotes.

         Section 5.6 ABSENCE OF CERTAIN EVENTS. Except as set forth on Schedule
5.6 hereto, since January 31, 2001, there has not been: (a) any event or occurrence that would have a Material Adverse Effect on BLUESUIT; (b) any entry into any agreement or understanding between BLUESUIT and any of its executive officers or key employees, providing for employment of any such officer or key employee or any material increase in the compensation, severance or termination benefits payable or to become payable by BLUESUIT to any of its officers or key employees, or any material increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement; (c) any mortgage, pledge, lien or encumbrance made on any of the properties or assets of BLUESUIT; (d) any damage, destruction or loss to the properties or business of BLUESUIT, whether covered by insurance or not, that would have a Material Adverse Effect on BLUESUIT; (e) any cancellation by BLUESUIT of any debts or waiver by BLUESUIT of any claims of substantial value, except in the normal course of business; (f) any sale, transfer or other disposition of tangible assets of BLUESUIT except in the normal course of business; (g) any sale, transfer or other disposition of any Intellectual Property of BLUESUIT; (h) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the BLUESUIT Common Stock or the BLUESUIT Preferred Stock; (i) any split, combination or reclassification of any of the capital stock of BLUESUIT or any issuance or authorization of any issuance of any other securities in respect of, in lieu of, or in substitution for, shares of BLUESUIT capital stock; or (j) any agreement to do any of the foregoing.

         Section 5.7 LITIGATION. Except as set forth on Schedule 5.7 hereto, there is no action, suit, proceeding or, to the Knowledge of BLUESUIT, investigation pending or, to the Knowledge of BLUESUIT, threatened against BLUESUIT at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality. BLUESUIT is not subject to any order, judgment or decree that would materially limit the ability of BLUESUIT to operate its business in the ordinary course or to consummate the transactions contemplated hereby.

                                EXHIBIT 10.1-20

         Section 5.8 COMPLIANCE WITH APPLICABLE LAWS.

              (a) Except as set forth on Schedule 5.8 hereto, the conduct of BLUESUIT's business does not violate or infringe upon any federal, state or local law, rule or regulation, the failure to comply with which would have a Material Adverse Effect on BLUESUIT.

              (b) BLUESUIT has obtained all Governmental Authorizations which are necessary for the conduct of its business as now conducted or which, if not obtained and maintained, could singly or in the aggregate, have any Material Adverse Effect on BLUESUIT. No Governmental Authorization is the subject of any pending or, to the Knowledge of BLUESUIT, threatened revocation, suspension or termination or any other enforcement proceeding. To the Knowledge of BLUESUIT, neither BLUESUIT nor any officer or director of BLUESUIT, nor any other Person registered in any capacity on behalf of BLUESUIT with the NASD has been charged with, or is subject to any administrative proceeding for, any breach or violation of any applicable law, rule, regulation or Governmental Authorization requiring disclosure on BLUESUIT SECURITIES' Form BD or in any such Person's Form U-4 on file with the NASD, which has not been so disclosed as of the date hereof.

         Section 5.9 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth on
Schedule 5.9, BLUESUIT does not have any material liabilities or obligations of any kind, whether absolute, accrued, asserted or unasserted, contingent or otherwise, except liabilities, obligations or contingencies that are accrued or reserved against in the balance sheet of BLUESUIT included in its most recent BLUESUIT Financials, or that were incurred after the date of such balance sheet in the ordinary course of business and consistent with past practices.

         Section 5.10 BROKER'S OR FINDER'S FEES. BLUESUIT does not have nor will it have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         Section 5.11 DISCLOSURE. No representation or warranty by BLUESUIT to STOCKWALK and OBS contained in this Agreement, and no statement contained in the Schedules referred to in Article 5 hereto or any certificate furnished to STOCKWALK pursuant to the provisions hereof, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein not misleading.

                                EXHIBIT 10.1-21

                                    ARTICLE 6
                                    COVENANTS

         Section 6.1 CONDUCT OF BUSINESS OF OBS. During the period from the date of this Agreement to the Closing Date, OBS will conduct its operations according to its ordinary and usual course of business and consistent with past practice, and OBS will use its reasonable efforts to preserve intact its properties, business and relationships with customers and suppliers, except as otherwise permitted by this Agreement or consented to by BLUESUIT in writing. Without limiting the generality of the foregoing, and except as otherwise provided in this Agreement, prior to the Closing Date, OBS will not, without the prior written consent of BLUESUIT:

                   (a) amend its articles of incorporation or bylaws;

                   (b) authorize for issuance or issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any capital stock of any class or any other securities;

                   (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any of its securities; provided, however, that immediately prior to the Closing, OBS may distribute to STOCKWALK any cash of OBS in excess of $50,000;

                   (d) except in the ordinary course of business, (i) incur or assume any indebtedness for borrowed money not currently outstanding, (ii) assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any Person, (iii) make any loans, advances or capital contributions to, or investments in, any other Person (other than customary loans or advances to employees in accordance with past practice), (iv) enter into any contract or agreement other than in the ordinary course of business or in connection with the transactions contemplated by this Agreement, or (v) authorize any single capital expenditure which is in excess of $5,000 or capital expenditures which are, in the aggregate, in excess of $25,000 for OBS;

                   (e) adopt or amend (except as may be required by law or as provided in this Agreement) any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee, or (except for previously scheduled increases in the ordinary course of business that are consistent with past practices) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by law or by any existing plan or arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

                                EXHIBIT 10.1-22

                   (f) acquire, sell, lease or dispose of any material assets except in the ordinary course of business;

                   (g) terminate any Governmental Authorizations; or

                   (h) agree in writing or otherwise to take any of the
              foregoing actions.

         Section 6.2 ACCESS TO INFORMATION. Between the date of this Agreement and the Closing Date, BLUESUIT and its authorized agents, officers and representatives shall have reasonable access at BLUESUIT's sole cost and expense to the properties, books, records, contracts, information and documents of OBS to conduct such additional examinations and investigations of OBS as BLUESUIT deems necessary; provided, however, that such examinations and investigations:
(a) shall be conducted only with the prior permission of a designated representative of STOCKWALK, which permission shall not be withheld unreasonably; (b) shall be conducted during OBS's normal business hours; and (c) shall not unreasonably interfere with OBS's operations and activities.

         Section 6.3 BEST EFFORTS. Subject to the terms and conditions herein provided and, with respect to each of STOCKWALK, OBS and BLUESUIT, subject to its fiduciary obligations under applicable law as advised in writing by counsel, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper and advisable under applicable laws and regulations (including, without limitation, NASD Rule 1017), to consummate and make effective the transactions contemplated by this Agreement. In case, at any time after the Closing Date, any further action is necessary or reasonably desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take such actions necessitated thereby. STOCKWALK, OBS and BLUESUIT will execute any additional instruments reasonably necessary to consummate the transactions contemplated hereby.

         Section 6.4 TRANSFER OF CONTRACTS. In accordance with Schedule 4.5, prior to the Closing, STOCKWALK shall cause to be transferred and assigned to OBS those contracts relating to the Business set forth in Schedule 4.5 or
Schedule 4.17 to which Stockwalk.com, Inc. is a party.

         Section 6.5 CONSENTS. BLUESUIT, STOCKWALK and OBS each will use its best efforts to obtain consents of all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement.

         Section 6.6 PUBLIC ANNOUNCEMENTS. BLUESUIT, STOCKWALK and OBS will consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the Asset Purchase and shall not issue any such press release or make any such public statement prior to such consultation or as to which the other party reasonably objects, except as may be required by law, without the prior written consent of all of the parties hereto.

                                EXHIBIT 10.1-23

         Section 6.7 GMACIS AGREEMENT. BLUESUIT shall provide STOCKWALK with written notification on the date on which the GMACIS Agreement is executed. BLUESUIT hereby covenants and agrees to use its best efforts, and to cause OBS to use its best efforts to have such agreement executed within six (6) months of the Closing Date.

         Section 6.8 COVENANT NOT TO COMPETE. For a period of two (2) years following the Closing Date, neither STOCKWALK nor any subsidiaries of STOCKWALK, whether now existing or hereafter created (including, without limitation, STOCKWALK's subsidiary Stockwalk.com, Inc.), shall, anywhere within the United States, directly or indirectly, own, manage, control, operate, be employed by or act as agent for, participate in, or be connected in any manner with the ownership, management, operation or control of any business which is competitive with the Business of OBS as conducted, or contemplated to be conducted (as further described in Schedule 6.8 hereof), as of the Closing Date; provided, however, that the foregoing restrictions shall not apply with respect to the activities set forth on Exhibit M hereto. For purposes of this Section 6.8, "subsidiary" shall mean any entity in which STOCKWALK owns or controls directly or indirectly more than 50 percent of the outstanding shares of any class nf stock or other interest evidencing ownership therein.

         Section 6.9 NASD WARRANTS. BLUESUIT shall transfer and assign to STOCKWALK all of the NASD Warrants (the "Warrants") set forth on Schedule 4.3 within five business days from the expiration of the transfer restrictions contained in the terms and conditions of the Warrants.


                                    ARTICLE 7
           CONDITIONS PRECEDENT TO CONSUMMATION OF THE ASSET PURCHASE

         Section 7.1 CONDITIONS PRECEDENT TO EACH PARTY'S OBLIGATION TO EFFECT THE ASSET PURCHASE. The respective obligations of each party to consummate the Asset Purchase are subject to the satisfaction at or prior to the Closing Date of the following conditions precedent:

              (a) no order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or any governmental authority which prohibits the consummation of the Asset Purchase; provided, however, that the parties hereto shall use their best efforts to have any such order, decree or injunction vacated or reversed; and

              (b) all filings required under NASD Rule 1017 prior to consummation of the Asset Purchase shall have been made, and the NASD shall not have advised OBS that it will not approve the change of control of OBS to be effected pursuant to the Asset Purchase.

         Section 7.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF BLUESUIT. The obligations of BLUESUIT to consummate the Asset Purchase are subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions precedent:

                                EXHIBIT 10.1-24

              (a) the representations and warranties of STOCKWALK contained in
         Article 4 shall be true and correct in all material respects when made and at and as of the Closing Date with the same force and effect as if those representations and warranties had been made at and as of such time (with such exceptions, if any, necessary to give effect to events or transactions expressly permitted herein);

              (b) STOCKWALK shall, in all material respects, have performed all obligations and complied with all covenants contemplated herein that are necessary to be performed or complied with by it on or before the Closing Date;

              (c) all proceedings, corporate or other, to be taken by STOCKWALK in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to BLUESUIT and BLUESUIT's counsel;

              (d) BLUESUIT shall have received the opinion of Leonard, Street and Deinard, P.A. for STOCKWALK and OBS, dated the Closing Date, substantially in the form of Exhibit D hereto;

              (e) STOCKWALK shall have executed and delivered the Amended and Restated Shareholders Agreement in the form of Exhibit E hereto;

              (f) STOCKWALK shall have executed and delivered a Transition Services Agreement in the form of Exhibit B hereto;

              (g) OBS shall have on deposit in its bank account(s) on the Closing Date, the sum of $50,000;

              (h) STOCKWALK shall have requested, received and accepted the resignation of all OBS directors and officers prior to the Closing Date with the exception of Robert Vosburgh and Ronald Commins; and

              (i) STOCKWALK shall have delivered to BLUESUIT certificate(s) representing the OBS Shares, duly endorsed for transfer, and bill of sale in form satisfactory to BLUESUIT transferring title to the Purchased Assets.

              (j) BLUESUIT shall have received from STOCKWALK an Estoppel Certificate substantially in the form of Exhibit H executed by FLS Services and/or other assignment agreements as set forth on Schedule 4.5.

              (k) STOCKWALK and OBS shall have delivered to BLUESUIT a Secretary's Certificate substantially in the form of Exhibit I attached hereto.

              (l) BLUESUIT shall have received an Officer's Certificate from STOCKWALK and an Officer's Certificate from OBS, certifying fulfillment of the


                                EXHIBIT 10.1-25
          matters referred to in paragraphs (a) and (b) of this Section 7.2 substantially in the form of Exhibit J attached hereto.

              (m) BLUESUIT shall have received Uniform Commercial Code, tax lien, bankruptcy and judgment searches in the names of STOCKWALK and OBS in all offices and jurisdictions specified by BLUESUIT, showing no other filings or liens of record with respect to the Purchased Assets and otherwise satisfactory to BLUESUIT.

         Section 7.3 CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKWALK. The obligations of STOCKWALK to consummate the Asset Purchase are subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions precedent:

              (a) the representations and warranties of BLUESUIT contained in
         Article 5 shall be true and correct in all material respects when made at and as of the Closing Date with the same force and effect as if those representations and warranties had been made at and as of such time (with such exceptions, if any, necessary to give effect to events or transactions expressly permitted herein);

              (b) BLUESUIT shall, in all material respects, have performed all obligations and complied with all covenants contemplated herein that are necessary to be performed or complied with by it on or before the Closing Date;

              (c) all proceedings, corporate or other, to be taken by BLUESUIT in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to STOCKWALK and STOCKWALK's counsel;

              (d) STOCKWALK shall have received the opinion of Ungaretti & Harris, counsel for BLUESUIT, dated the Closing Date, substantially in the form of Exhibit F hereto;

              (e) BLUESUIT and the other shareholders of BLUESUIT shall have executed and delivered the Amended and Restated Shareholders Agreement in the form of Exhibit E hereto;

              (f) BLUESUIT and the other shareholders of BLUESUIT shall have executed and delivered the Amended and Restated Registration Rights Agreement in the form of Exhibit A hereto;

              (g) BLUESUIT shall have executed and delivered the Transition Services Agreement in the form of Exhibit B hereto;

              (h) the Escrow Agent shall have delivered to STOCKWALK, by wire transfer from the Escrow to a designated bank account of STOCKWALK, the sum of $1,800,000 in consideration for the OBS Shares;


                                EXHIBIT 10.1-26

              (i) BLUESUIT shall have delivered to STOCKWALK a certificate registered in the name of STOCKWALK representing 300,000 Shares.

              (j) BLUESUIT shall have delivered to STOCKWALK a Secretary's Certificate substantially in the form of Exhibit K attached hereto.

              (k) STOCKWALK shall have received a certificate of the Chief Executive Officer of BLUESUIT, certifying fulfillment of the matters referred to in paragraphs (a) and (b) of this Section 7.3 substantially in the form of Exhibit L attached hereto.


                                    ARTICLE 8
                                 INDEMNIFICATION

         Section 8.1 INDEMNIFICATION OF BLUESUIT.

              (a) STOCKWALK will indemnify BLUESUIT against all claims, damages, actions, proceedings and expenses (including reasonable attorneys' fees) incurred by BLUESUIT as a result of: (i) any breach of the representations and warranties of STOCKWALK and OBS contained in
         Article 4; and (ii) any breach of any agreement or covenant by STOCKWALK and OBS contained in Article 6; provided, however, that notice of any circumstance giving rise, or potentially giving rise, to a claim for indemnification must be submitted prior to the expiration of the Survival Period (as defined in Section 8.4 below). BLUESUIT will have the right, upon ten (10) days prior written notice to STOCKWALK (the "Offset Notice") to offset indemnification claims against the Deferred Payments described in Section 3.1 above, but such offset will not serve as an exclusive remedy. If a dispute arises regarding BLUESUIT's right to offset indemnification claims against the Deferred Payments, which has not been resolved within thirty (30) days of the date of the Offset Notice, then either party may initiate arbitration of the dispute. The dispute shall then be submitted to mandatory and binding arbitration in Chicago, Illinois in accordance with the commercial rules and procedures of the American Arbitration Association before a single arbitrator. Judgment upon the award may be entered by any court having appropriate jurisdiction.

              (b) Under any circumstances, the maximum indemnification liability of STOCKWALK will be $4,500,000; provided, however, that the foregoing limitation will not apply with respect to tax liabilities for any of the STOCKWALK Taxpayers other than OBS. At STOCKWALK's discretion, the first $4,000,000 in indemnification claims may be satisfied one-half in cash and one-half through the surrender of the Shares (valued at $6.00 per share) described in Section 3.1(b) above. Indemnification claims in excess of $4,000,000 up to but not to exceed $4,500,000 will be satisfied only through the surrender of the Shares. Notwithstanding the foregoing, STOCKWALK in its sole discretion shall be entitled to satisfy any claims pursuant to which BLUESUIT is entitled to indemnification in cash. Notwithstanding anything else in this Agreement, the maximum amount of STOCKWALK's liability shall not exceed the amounts that

                                EXHIBIT 10.1-27

          STOCKWALK actually receives pursuant to the terms hereof; provided, however, that such limitation will not apply with respect to tax liabilities.

              Section 8.2 INDEMNIFICATION OF STOCKWALK.

              (a) BLUESUIT will indemnify STOCKWALK against all claims, damages, actions, proceedings and expenses (including reasonable attorneys' fees) incurred by STOCKWALK as a result: of (i) any breach of the representations, warranties, agreements or covenants of BLUESUIT contained in Article 5; (ii) any breach of any agreement or covenant by BLUESUIT contained in Article 6; and (iii) any claims based on any act or omission of BLUESUIT or OBS occurring subsequent to the Closing Date, except for acts or omissions of STOCKWALK during the Transition Period in violation of the Transition Services Agreement; provided, however, that notice of any circumstance giving rise, or potentially giving rise, to a claim for indemnification must be submitted prior to the expiration of the Survival Period (as defined in Section 8.4 below).

              (b) Under any circumstances, the maximum indemnification liability of BLUESUIT will be $4,500,000.

         Section 8.3 INDEMNIFICATION CLAIMS MINIMUM. Indemnification claims will be payable by either STOCKWALK or by BLUESUIT only to the extent they exceed, in the aggregate, $100,000.

         Section 8.4 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations, warranties and covenants made by the parties hereto shall survive for a period of eighteen (18) months following the Closing Date (the "Survival Period"), except with respect to income tax liabilities for periods prior to the Closing Date, which will survive through the term of the statute of limitations related thereto.

         Section 8.5  INDEMNIFICATION PROCEDURE.


         (a) Promptly after receipt by an indemnified party under Section 8.1 or 8.2, as applicable, of notice of the commencement of an action or claim to which either such Section may apply, the indemnified party will notify the indemnifying party in writing of the commencement of such action or claim. The omission of notice to or failure to notify the indemnifying party will not relieve the indemnifying party of any liability that the indemnifying party may have to the indemnified party under either such Section, except where such omission shall have materially prejudiced the indemnifying party.

              (b) In case any such action or claim shall be brought against an indemnified party and the indemnified party shall notify the indemnifying party of the commencement of such action or claim, the indemnifying party shall be entitled to participate in such action or claim and, to the extent that the indemnifying party may desire, to assume the defense of such action or claim with counsel selected by the indemnifying party and approved by the indemnified party, such approval not to be unreasonably withheld. After notice from the indemnifying party to the indemnified party of the indemnifying party's

                                EXHIBIT 10.1-28
          election so to assume the defense of such action or claim, the indemnifying party shall not be liable to the indemnified party under either such section for any legal, accounting and other expenses subsequently incurred by the indemnified party in connection with the defense of such action or claim.

              (c) Notwithstanding any provision of this Section 8.5 to the contrary, if in any action or claim as to which indemnity is or may be available to an indemnified party, such indemnified party shall reasonably determine that its interests are or may be adverse, in whole or in part, to the interests of the indemnifying party or that there may be legal defenses available to the indemnified party that are or may be different from, in addition to, or inconsistent with, the defenses available to the indemnifying party, the indemnified party may retain its own counsel in connection with such action or claim and will be indemnified by the indemnifying party for any legal, accounting and other expenses reasonably incurred by or on behalf of it in connection with investigating or defending such action or claim.


                                    ARTICLE 9
                         TERMINATION: AMENDMENT; WAIVER

         Section 9.1 TERMINATION. This Agreement may be terminated and the Asset Purchase contemplated hereby may be abandoned at any time prior to the Closing
Date:

              (a) by mutual written consent of BLUESUIT and STOCKWALK;

              (b) by BLUESUIT or STOCKWALK, if the Closing Date shall not have occurred on or before March 15, 2001 (provided that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or has resulted in the failure of the Closing to occur on or before such date); or

              (c) by BLUESUIT or STOCKWALK, if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Asset Purchase and such order, decree, ruling or other action shall have become final and nonappealable.

         Section 9.2 EFFECT OF TERMINATION. If this Agreement is terminated in accordance with the provisions of Section 9.1 hereof, and the Asset Purchase is not consummated, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders. Nothing contained in this Section 9.2 shall relieve any party from liability for any breach of this Agreement or supersede the provisions of
Section 3.3 or the Escrow Agreement.

         Section 9.3 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties.

                                EXHIBIT 10.1-29

         Section 9.4 EXTENSION; WAIVER. At any time prior to the Closing Date, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE 10
                                  MISCELLANEOUS

         Section 10.1 EXPENSES. STOCKWALK will pay the costs of all of its and OBS's advisors and legal counsel in connection with the Asset Purchase and any other costs incurred by them in connection with the Asset Purchase and BLUESUIT will pay all of its legal fees and expenses incurred in connection with the Asset Purchase, the costs and expenses (including legal and accounting costs) of preparing this Agreement and the legal, accounting and other costs incurred by it in connection with the Asset Purchase.

         Section 10.2 ENTIRE AGREEMENT: ASSIGNMENT. This Agreement and the documents and instruments executed and delivered pursuant hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof and thereof, and (b) shall not be assigned by operation of law or otherwise.

         Section 10.3 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

                  If to BLUESUIT:

                           BlueSuit, Inc.
                           150 South Wacker Drive, Suite 2520
                           Chicago, IL 60606
                           Attention:  Martin J. Ward

                  with a copy to:

                           Ungaretti & Harris
                           3500 Three First National Plaza
                           Chicago, IL 60602
                           Attention:  James T. Easterling


                                EXHIBIT 10.1-30

                  If to STOCKWALK:

                           Stockwalk Group, Inc.
                           5500 Wayzata Boulevard, Suite 800
                           Minneapolis, MN 55416
                           Attention:  Philip T. Colton

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

         Section 10.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         Section 10.5 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         Section 10.6 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 10.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         Section 10.8 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement, including without limitation Section 6.8, were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

         Section 10.9 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         Section 10.10 DISCLOSURE SCHEDULES. The Disclosure Schedules attached hereto are considered an integral part of this Agreement. The section numbers in the Disclosures Schedules correspond to the section numbers in the Agreement; provided, however, that any information set

                                EXHIBIT 10.1-31
forth in the Disclosure Schedules under any section number or in any Schedule or in any financial statement shall be deemed disclosed and incorporated into any other section or Schedule under the Agreement where such disclosure would be appropriate, whether or not repeated under any section number where such disclosure might be deemed appropriate so long as such disclosure adequately reflects the circumstances called for by the applicable representation or warranty. Unless otherwise indicated, capitalized terms used in the Disclosure Schedules shall have the respective meaning afforded them in this Agreement. Notwithstanding any materiality qualifications in any of STOCKWALK's or BLUESUIT's representations or warranties in the Agreement, for administrative ease, certain items may be included in the Disclosure Schedules which are not considered by STOCKWALK or BLUESUIT to be material to its respective business, assets, results of operations, prospects or affairs. The inclusion of any item in a disclosure schedule shall not be deemed to be an admission by STOCKWALK or BLUESUIT, as the case may be, that such item is material to its respective business, assets, results of operations, prospects or affairs, nor shall it be deemed an admission of any obligation or liability to any third party.

         Section 10.11 NON-SOLICITATION OF EMPLOYEES. For a period of one (1) year after the Transition Period (as defined in the Transition Services Agreement), neither BLUESUIT nor STOCKWALK nor the subsidiaries of either, will hire, attempt to hire or assist any other person or entity in hiring or attempting to hire the other's employees (employed with the respective party on the date on which such Transition Period ends or thereafter), without the prior written consent of the non-hiring party.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.


                              STOCKWALK GROUP, INC.


                              By:               s/ Eldon C. Miller
                                         -----------------------------------
                              Name:             Eldon C. Miller
                                         -----------------------------------
                              Title:            Chief Executive Officer
                                         -----------------------------------


                              BLUESUIT, INC.


                              By:               s/ Martin J. Ward
                                         -----------------------------------
                              Name:             Martin J. Ward
                                         -----------------------------------
                              Title:            Secretary
                                         -----------------------------------


                                EXHIBIT 10.1-32